First Security Group, Inc. Completes Rights Offering

CHATTANOOGA, Tenn., September 27, 2013 - First Security Group, Inc. (NASDAQ: FSGI) (the “Company” or “First Security”), the bank holding company for FSGBank, N.A. (“FSGBank”), announced today the completion of the Company’s previously announced rights offering, which expired at 5:00 p.m. Eastern Time on September 20, 2013.

The Company received gross proceeds of approximately $5.0 million from the rights offering and issued 3,329,234 shares of Company common stock in connection with the rights offering.

The rights offering was for shareholders of record as of April 10, 2013, who were provided the right to purchase two shares of Company common stock for every share owned as of the record date, as well as the opportunity to request additional shares of Company common stock, if available. The subscription price was $1.50 per share with a maximum of 3,329,234 shares of Company common stock available, or approximately $5.0 million.

The Company intends to use the net proceeds from the rights offering to supplement the capital of FSGBank.

Raymond James & Associates, Inc. acted as dealer manager for the Company in the rights offering.

About First Security Group, Inc.
Founded in 1999, First Security's community bank subsidiary, FSGBank, has 30 full-service banking offices along the interstate corridors of eastern and middle Tennessee and northern Georgia. In Dalton, Georgia, FSGBank operates under the name of Dalton Whitfield Bank; along the Interstate 40 corridor in Tennessee, FSGBank operates under the name of Jackson Bank & Trust. FSGBank provides retail and commercial banking services, trust and investment management, mortgage banking, financial planning and Internet banking services (www.FSGBank.com).
Note Regarding Forward Looking Statements
Some of our statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or our future financial performance and include statements about the Company’s future growth and market position and the execution of its business plans. When we use words like “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. These forward-looking statements involve risks and uncertainties and are based on our beliefs and assumptions, and on the information available to us at the time that these disclosures were prepared.
These forward-looking statements involve risks and uncertainties and may not be realized due to a variety of factors. There can be no assurance that the actual results, performance or achievements of the Company will not differ materially from those expressed or implied by forward-looking statements. For details on the factors that could affect expectations, see the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, and other filings with the SEC.
Many of these risks are beyond our ability to control or predict, and you are cautioned not to put undue reliance on such forward-looking statements. First Security does not intend to update or reissue any forward-looking statements contained in this release as a result of new information or other circumstances that may become known to First Security, and undertakes no obligation to provide any such updates.
All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this Note. Our actual results and condition may differ significantly from those we discuss in these forward-looking statements.

CONTACT:
John R. Haddock, CFO
(423) 308-2075
jhaddock@FSGBank.com